UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

BRAZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following are customer FAQs used by Braze:

1.	Why should we choose Braze while the transaction is pending?
●	We believe joining forces with Salesforce will be a win for our customers.
●	With Salesforce's resources, we'll push BrazeAI further and be better placed to help our customers resolve the problems you bring to us.
●	We will continue to champion marketers, put our customers first and ship at the pace customers have come to expect.
●	Until closing, which we expect to occur in Braze’s and Salesforce’s fiscal year 2028 (beginning February 1, 2027), Braze and Salesforce continue to be separate, independent companies, and we remain fully committed to supporting new customers.
●	We’re focused on helping you evaluate how Braze can support your business.

2.	If you are going to be acquired by Salesforce anyway, why shouldn’t I just move forward with them instead of Braze?
●	Braze is still an independent company today, and between now and close, we will continue to be separate from Salesforce.
●	While we’re excited about the opportunities ahead as we join forces, today, the solutions and services we provide remain distinct and differentiated.
●	This transaction with Salesforce is a testament to the strength of our team, platform and the momentum we have built. Salesforce's interest in our business validates the ways we are putting BrazeAI to work to help the world’s most innovative brands deliver more relevant, meaningful and valuable customer experiences.
●	We are excited about the ways Braze’s platform can help you drive stronger customer engagement, retention and revenue at scale, and we’re eager to continue the conversation.

3.	Will this affect the product, service or support we would receive as a new Braze customer?
●	No. There are no changes to Braze’s products, service model or commitment to customers as a result of this announcement.
●	Our team remains focused on delivering the same high-quality experience and support prospective customers expect from Braze.

4.	Should we expect any changes to our proposed contract, pricing or implementation timeline?
●	We will continue to work with you through our normal commercial process.
●	Until the transaction closes, which we expect to occur in Braze’s and Salesforce’s fiscal year 2028 (beginning February 1, 2027), Braze remains a separate company, and our sales, contracting, implementation and support teams are operating as usual.

5.	Will Braze offer any special pricing prior to the deal closing?
●	This announcement has no impact on our pricing.

●	Commercial terms of our agreements will remain the same as we work to complete this transaction.

6.	What does this mean for our renewal? Why should we sign a multi-year deal if this will close next year?
●	Braze continues to be an independent company as we work to complete this transaction, and there are no changes to our contract renewal process as a result of this announcement.
●	There are no changes to existing contracts. Braze is continuing to renew contracts using our normal process.
●	We know we can do even more with you and for you, and that belief is why we're taking this step.
●	After close, we're excited to explore how Braze’s real-time engagement and AI decisioning capabilities will complement all four layers of Salesforce’s architecture — Data 360, Customer 360, Agentforce, and SIForce.
●	These are possibilities, and no decisions have been made yet, but we're excited about an accelerated and expanded future for our product vision delivered to a rapidly scaling global Braze community.
●	We are confident that this transaction will position us to strengthen and enhance the ways we serve you.

7.	If Braze will be Salesforce within a year, why wouldn't we delay the deal until then? Why is now the right time?
●	This transaction with Salesforce is a testament to the strength of our team, platform and the momentum we have built. Salesforce's interest in our business validates the ways we are putting BrazeAI to work to help the world’s most innovative brands deliver more relevant, meaningful and valuable customer experiences.
●	We’re excited about the opportunity to support your business today and eager to hit the ground running.
●	This announcement is just the first step in a longer process, and until the transaction is complete, Braze and Salesforce remain separate, independent companies with distinct and differentiated offerings.
●	It’s important to note that as part of Salesforce, Braze will continue building as Braze.
●	As part of Salesforce, we’ll be even better positioned to expand what the Braze platform can do, advance BrazeAI faster, and welcome more brands than ever into the Braze community.
●	We’re confident that we can meet your needs today and excited about what the future will hold once we are officially part of Salesforce.

Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements related to the proposed acquisition of Braze, Inc. (the “Company”) by Salesforce, Inc. (“Parent”). Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will”, “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon Parent’s and the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of Parent’s and the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected benefits to Parent, the Company and their respective customers from completing the transaction, plans for future investment and capital allocation, the expected financial performance of Parent following the expected completion of the transaction, and the expected completion of the transaction. Statements regarding future events are based on the parties’ current expectations, estimates and projections and are necessarily subject to associated risks related to, among other things, (i) the completion of the proposed transaction on the anticipated terms and timing, or at all, including the parties’ ability to obtain regulatory approvals and the requisite vote by the Company shareholders and satisfy other conditions to the completion of the transaction, (ii) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) risks that the proposed transaction may disrupt the Company’s current plans and business operations or divert management’s attention from ongoing business operations, (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (v) the risk that the Merger Agreement may be terminated in circumstances requiring Parent or the Company to pay a termination fee, (vi) the risk and outcome of any legal or regulatory proceedings related to the transaction, (vii) the potential effects on the accounting of the proposed transaction, (viii) legislative, regulatory and economic developments, (ix) general economic conditions, (x) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (xi) the retention of key personnel, (xii) the ability of Parent to successfully integrate the Company’s market opportunities, technology, personnel and operations and to achieve expected benefits, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period, (xiii) the possibility that competing offers may be made, (xiv) negative effects of the announcement or the consummation of the proposed acquisition on the market price of Parent’s common stock and/or operating results, (xv) significant transaction costs and expenses, and (xvi) unknown liabilities.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Parent’s and the Company’s respective periodic reports and other filings with the SEC, including the risk factors identified in Parent’s and the Company’s most recent Annual Reports on Form 10-K, available at

www.sec.gov. The forward-looking statements included in this communication are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. Neither Parent nor the Company undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of a proposed transaction involving Parent and the Company. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. The Company will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by the Company (when they become available) may also be obtained free of charge from the Company’s investor relations website at investors.braze.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2026 annual meeting of stockholders, which was filed with the SEC on May 18, 2026  (the “2026 Annual Meeting Proxy Statement”, which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001676238/000114036126021908/ny20068382x2_def14a.htm), and in other documents filed by the Company with the SEC. Please refer to the sections captioned “Information Regarding Director Nominees and Current Directors,” “Information Regarding the Board of Directors and Corporate Governance,” “Executive Officers,” “Compensation Discussion and Analysis,” “Pay Versus Performance,” “Non-Employee Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the 2026 Annual Meeting Proxy Statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the proxy statement relating to the proposed transaction and such other materials may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.